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Exhibit 99.1



                       [VION PHARMACEUTICALS, INC. LOGO]

                                 COMPANY CONTACT:  VION PHARMACEUTICALS, INC.
                                                   Howard B. Johnson, President
                                                   (203) 498-4210 phone


         VION REPORTS 2003 YEAR-END AND FOURTH QUARTER FINANCIAL RESULTS

NEW HAVEN, CT, MARCH 10, 2004 - VION PHARMACEUTICALS, INC. (NASDAQ SMALLCAP:
VION) today announced results for the fourth quarter and the year ended December 31, 2003.

The Company reported a net loss of $11.8 million, or $0.36 per share, for the year ended December 31, 2003, compared with a net loss of $12.3 million, or $0.43 per share, for 2002. Weighted-average common shares outstanding for the years ended December 31, 2003 and December 31, 2002 were 32.8 million and 28.9 million, respectively. Total operating expenses were $12.3 million and $13.3 million for the years ended December 31, 2003 and 2002, respectively.

The net loss was $3.3 million, or $0.08 per share, for the fourth quarter of 2003, compared with a net loss of $2.5 million, or $0.09 per share, for the same period in 2002. Weighted-average common shares outstanding for each of the periods were 39.3 million and 28.9 million, respectively. Total operating expenses were $3.4 million and $2.6 million for the quarters ended December 31, 2003 and 2002, respectively.


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The Company reported ending the year with $15.7 million in cash, cash equivalents and short-term investments. Subsequent to year-end, the Company received net proceeds of $32.9 million from the issuance of 13.6 million shares of its Common Stock and warrants to purchase an additional 3.7 million shares of its Common Stock in a private placement, as well as proceeds of $2.7 million from the issuance of 1.1 million shares of its Common Stock pursuant to the exercise of certain warrants.

Vion Pharmaceuticals, Inc. is developing novel agents for the treatment of cancer. Vion has two agents in clinical trials: Triapine(R), a potent inhibitoR of a key step in DNA synthesis, and CLORETAZINE(TM) (VNP40101M), a unique sulfonyl hydrazine alkylating agent that has been designated as a fast track development program in relapsed or refractory acute myeloid leukemia by the U.S. Food and Drug Administration. Vion is also developing and has an option to license several heterocyclic hydrazones which have demonstrated potent anti-tumor activity in preclinical studies. Additional agents in preclinical studies include: KS119, a hypoxia-selective compound from the sulfonyl hydrazine class and TAPET(R), a modified Salmonella vector used to deliver anticancer agents directly to tumors. For additional information on Vion and its product development programs, visit the Company's Internet web site at www.vionpharm.com.

This news release contains forward-looking statements. Such statements are subject to certain risk factors which may cause Vion's plans to differ or results to vary from those expected, including Vion's ability to secure external sources of funding to continue its operations, the inability to access capital and funding on favorable terms, continued operating losses and the inability to continue operations as a result, its dependence on regulatory approval for its products, delayed or unfavorable results of drug trials, the possibility that favorable results of earlier clinical trials are not predictive of safety and efficacy results in later clinical trials, the need for additional research and testing, and a variety of other risks set forth from time to time in Vion's filings with the Securities and Exchange Commission, including but not limited to the risks discussed in Vion's Annual Report on Form 10-K for the year ended December 31, 2002. Except in special circumstances in which a duty to update arises under law when prior disclosure becomes materially misleading in light of subsequent events, Vion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


                         --Financial Statements Follow--

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                           VION PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                       CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                    THREE MONTHS ENDED                YEAR ENDED
                                                                       DECEMBER 31,                  DECEMBER 31,
(In thousands, except per share data)                               2003              2002        2003          2002
-------------------------------------------------------------------------------------------------------------------------
Revenues:
     Contract research grants                                         $57            $57           $209          $179
     Research support services                                         35              5            133             5
     Technology license fees                                           18             --             30            28
     Laboratory support services                                       --             18              3            26
                                                                ---------------------------------------------------------
         Total revenues                                               110             80            375           238
                                                                ---------------------------------------------------------
Operating expenses:
     Clinical trials                                                1,729          1,020          5,772         4,897
     Research and development                                       1,042          1,066          3,963         5,650
                                                                ---------------------------------------------------------
         Total research and development                             2,771          2,086          9,735        10,547
     General and administrative                                       644            533          2,563         2,712
                                                                ---------------------------------------------------------
        Total operating expenses                                    3,415          2,619         12,298        13,259
                                                                ---------------------------------------------------------

Interest income                                                        49             50            136           484
Interest expense                                                       (2)            --             (2)           --
Other expense                                                         (45)            --            (45)           --
                                                                ---------------------------------------------------------
        Loss before income tax provision (benefit)                 (3,303)        (2,489)       (11,834)      (12,537)

Income tax provision (benefit)                                         (1)            --              4          (227)
                                                                ---------------------------------------------------------
        Net loss                                                  ($3,302)       ($2,489)      ($11,838)     ($12,310)
                                                                =========================================================

Basic and diluted loss applicable
    to common shareholders per share                               ($0.08)        ($0.09)        ($0.36)       ($0.43)
                                                                =========================================================
Weighted-average number of shares
    of common stock outstanding                                    39,274         28,894         32,808        28,888
                                                                =========================================================

                          CONDENSED BALANCE SHEET DATA
                                   (UNAUDITED)


                                                             DEC. 31,        DEC. 31,
(In thousands)                                                 2003            2002
-----------------------------------------------------------------------------------------
Cash, cash equivalents and short-term investments             $15,719        $10,131
Total assets                                                   16,376         10,923
Total liabilities                                               4,454          2,059
Shareholders' equity                                           11,922          8,864
-----------------------------------------------------------------------------------------